Exhibit 99.2

Faraday Future Announced a Total Strategic Investment of $41 million in Qualigen Therapeutics, Inc. (NASDAQ: QLGN) During its Annual 919 Event, for its Crypto Business Focusing on Three Growth Engines

●	Faraday Future is making an investment of approximately $30 million in Qualigen Therapeutics (“QLGN”); FF Founder and Co-CEO YT Jia will invest approximately $4 million (via an FFGP loan) in QLGN with a two-year lockup.

●	The strategic investment, which was announced at the Company’s annual 919 event held in Los Angeles on Sept. 19, accelerates the progress of the “Dual-Flywheel & Dual-Bridge” Eco Strategy to maximize stockholder value.

●	QLGN expects to rebrand as CXC10, focusing on three growth engines with six potential major products for crypto/Web3 ecosystem build-ip, targeting to become atop U.S. public company bridging Web2 and Web3, as well as AI and crypto.

●	As of 6 p.m. on September 18, the C10 Treasury delivered an unrealized gain of around 7%, outperforming the C10 index overall.

●	The Company revealed its stunning ultra-wide dual-screen panoramic display for the FX Super One MPV at the 919 event. The huge display, a truly breathtaking design, caters to both driver and front passenger, balancing driving and entertainment in perfect harmony.

●	The Company also announced that all core proposals other than the name change were approved at Friday’s special meeting of stockholders.

Los Angeles, CA (Sept. 21, 2025) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company announced that it is strategically investing in public company Qualigen Therapeutics, Inc. (NASDAQ: QLGN), which will start a crypto and web3-related business. The announcement, which included numerous Company updates, occurred at its annual 919 event, held on Friday, Sept. 19, at its Los Angeles headquarters.

The investment will be led by FF, together with Founder & Global Co-CEO YT Jia, with other investors including SIGN Foundation, a blockchain technology company backed by Binance Labs, Sequoia Capital (US, India, China), IDG, and Circle, building software infrastructure for governments and the next generation of capital markets. With stockholder approval and other closing conditions, the total investment will be approximately $41 million, subject to final closing adjustments.

FF will invest about $30 million and receive about 55% of QLGN’s common stock on a pro forma basis. With a loan from FFGP, YT Jia will invest $4 million dollars and receive about 7% of QLGN’s common stock on a pro forma basis. As a cornerstone investor, YT will lock up his shares for two years.

FF plans to gradually start to assign management teams to lead the relevant business activities. YT Jia will also serve as a chief advisor to QLGN, and FF Global President Jerry Wang is expected to be appointed as the Co-CEO of QLGN. After the transaction is completed, FF will have the right to nominate two of five QLGN directors. If the investment is approved by QLGN stockholders, FF's nomination rights could increase to four of seven board seats.

The Six Key Products of the Three Growth Engines in Crypto

After completing the required approval process, QLGN is expected to be rebranded as CXC10. The letters C, X, and C10 each stand for one of the three growth engines of QLGN. The first C stands for the crypto ecosystem tokens. X stands for the planned DeAI Agent of the mother exchange. And C10 stands for QLGN’s value anchor.

CXC10 is expected to focus on its Three Growth Engines in Crypto and ecosystem buildup for Web3, targeting to become into the top U.S. public company converging Web2 and Web3, as well as AI and crypto.

The first growth engine is C10, the value anchor. It covers the C10 Treasury, C10 Index, and a potential C10 ETF.

The second growth engine is anticipated to be the BesTrade DeAI Agent, the nexus of users and value. It is a potential core product and an AI Agent of the mother exchange that helps users find the best trading paths and outcomes.

The third growth engine is anticipated to be ecosystem tokens, the carrier of value maximization. It covers two key potential products: the C10 stablecoin and the EAI+Crypto Dual-Bridge RWA product.

“I believe that as these products gradually come to life, FFAI will truly become a company powered by Dual Flywheel synergy and Dual Bridge empowerment—connecting EAI with Crypto, and bridging Web2 with Web3,” said YT. “Together, they have massive potential and will help maximize value for both stockholders and token holders.”

C10 Treasury Performance Highlights – Positive Mark-to-Market; 20% Active Allocation Greatly Outperformed the C10 Index

C10 Treasury had completed about $10 million in crypto asset allocations. As of 6 p.m. on September 18, these positions had delivered an unrealized gain of around 7%, outperforming the C10 index overall. Most notably, the 20% actively managed allocation has been a success, beating the C10 Index.

FX Super One Updates

The Company also unveiled new interior details on its FX Super One MPV at the 919 event, including EAI Space first row experience.

Powered by the EAI OS, the system supports voice, gesture, and even eye-tracking controls, delivering an unparalleled EAI Space — a next-generation super AI intelligent cabin that transforms the FX Super One into your true Vehicle EAI Agent.

The FX Super One achieved a major milestone on July 17 of this year with its first global product launch, keeping FX on track for the first vehicle to roll off the line by year-end in the U.S.

The Company will host the Super One Middle East Final Launch by end of October this year, with first deliveries expected to begin in November.

At the 919 event, FX unveiled a more in-depth look at its EAI Space, focusing specifically on its human-machine interactions. The FX Super One delivers a personalized, multimodal, and immersive EAI Space experience through vertical integration of hardware, software, and applications.

Hardware

For the driver, the EAI Space comes with a 26-inch SR-HUD simulated-reality head-up display, a 12.3-inch 2K digital instrument panel, and a 15.6-inch 2.5K HD control and infotainment screen—designed to strike the perfect balance between driving control and entertainment.

For the front passenger, there’s a dedicated 15.6-inch 2.5K HD control and entertainment screen, seamlessly extending both work and personal life into the journey.

The two 15.6-inch 2.5K HD displays, TÜV Rheinland certified for low blue light and flicker-free performance, make every trip not only immersive but also easy on the eyes.

Software

The EAI OS delivers a truly intuitive experience, supporting spatial and multimodal interaction through voice commands, gesture control, and eye-tracking. Powered by generative AI, the system understands context and adapts to user preferences to provide personalized services, while enabling seamless multi-screen collaboration for the driver and all passengers.

Applications

Through deep integration with the apps and services you use every day, FF EAI creates a unified, cross-platform AI ecosystem. It seamlessly syncs your mobile devices, in-car mobility systems, and cloud data, empowering you to smoothly transition between your work and personal lives and extend them naturally into every journey.

The Super One redefines how people connect with their vehicles. Built on the FF EAI 6x4 Architecture, it represents a step forward in the AIEV era.

FX Super One will completely reshape the perception of luxury business travel. It reimagines space itself, and quietly changes how you connect with your family, your work, and your aspirations.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the intentions for its crypto assets and subsidiaries and their potential benefits, the Company’s investments in crypto currency and QLGN, , planned crypto-based products, the Dual-flywheel, Dual-bridge Eco Strategy and timing for the Super One in the US and UAE, are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to consummate the investment in QLGN in a timely manner, if at all; the separate listed entity’s ability to raise future capital on attractive terms, if at all; the Company’s ability to control the management and operations of the separate listed entity; the Company’s ability to successfully execute on a new crypto-based strategy; the Company’s ability to raise funds to support a new crypto-based strategy; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; the Company’s ability to secure the necessary funding to execute on the FX strategy; the Company’s ability to secure agreements with OEMs that are necessary to execute on the FX strategy; the Company's ability to homologate FX vehicles for sale in the U.S., the Middle East, or elsewhere; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company's ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; current and potential litigation involving the Company; general economic and market conditions impacting demand for the Company’s products; circumstances outside of the Company's control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; and the Company's ability to develop and protect its technologies; the Company's ability to protect against cybersecurity risks. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

5